Exhibit 10.1

ALLONGE TO PROMISSORY NOTE

Allonge (this “Allonge”) to that certain Promissory Note (the “Promissory Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of US$2,000,000.00, dated March 23, 2020, from Bionik Laboratories Corp., as obligor thereunder (“Maker”), to Celeste Management, as Holder (“Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Promissory Note.

Maker and Holder agree that the Promissory Note shall be revised as follows:

1.            Section 2.1(a) of the Promissory Note shall be amended and replaced in its entirety to read as follows:

“(a)         The Quarterly Payments shall be payable in cash commencing on March 31, 2021 (the “First Interest Payment Date”), with the Quarterly Payments accruing for the first three (3) Interest Payment Dates (i.e., for the periods ending on the three (3) month, six (6) month and nine (9) month anniversaries of the Issue Date; the “Deferred Interest Payments”) nevertheless being payable, without further interest thereon, pro rata from the First Interest Payment Date through the Maturity Date (i.e., the payment on the First Interest Payment Date shall be the accrued and unpaid interest from December 24, 2020 through the First Interest Payment Date plus the pro rata amount of the Deferred Interest Payments assuming such amount is paid pro rata over the remaining quarters of the Loan term); and

Except as expressly reflected herein, the Promissory Note will remain in full force and effect. This Allonge is intended to be attached to and made a permanent part of the Promissory Note.

Dated as of the 17th day of December, 2020.

Maker:	BIONIK LABORATORIES CORP.

	By:	/s/ Eric Dusseux
	Name:	Eric Dusseux
	Title:	CEO

Holder:	CELESTE MANAGEMENT

	By:	/s/ Dimitri Boulanger
	Name:	Dimitri Boulanger
	Title:	Chief Executive Officer

EXHIBIT 1

PROMISSORY NOTE

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